Exhibit 3.1

September 9, 2010

Job Number:	C20100909-2313
Reference Number:	20100679094-28
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division on the attached report.

Document Number(s)	Description	Number of Pages
20100679094-28	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State
Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

1. Name of Corporation	Trail One, Inc.

2. Registered Agent for Service of Process:	☒ Commercial Registered Agent Paracorp Incorporated ☐ Noncommercial Registered Agent OR ☐ Office or Position with Entity

3. Authorized Stock:	Number of shares with par value: 90,000,000 Common, 10,000,000 Preferred Par value per share: $.001

4. Names and Address of the Board of Directors/Trustees	1) Ralph Montrone 318 N. Carson St. #208, Carson City, NV 89701

5. Purpose	The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator	Michele Calkins c/o Paracorp Incorporated /s/ Michele Calkins 318 N. Carson Street #208, Carson City, NV 89701

7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named Entity. /s/ Michele Calkins for Paracorp Incorporated September 08, 2010